UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Concord Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONCORD COMMUNICATIONS, INC.

600 Nickerson Road

Marlboro, Massachusetts 01752

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the “Company”), originally scheduled to be held on Wednesday, May 4, 2005 at 8:00 A.M. at the Company’s headquarters located at 600 Nickerson Road, Marlboro, Massachusetts 01752, has been postponed until later this year. The postponement was necessary due to considerations involving the proposed merger between the Company and Computer Associates International, Inc.  Other than the date of the Annual Meeting, there are no changes to the notice, proxy statement or proxy card that were previously delivered to you.  If you have already voted by telephone or returned a proxy card, your votes will be counted at the postponed Annual Meeting and you do not need to take any additional action.

Upon the determination of the date of the Annual Meeting, the Company will provide all Stockholders of the Company with another notice specifying this date.

By Order of the Board of Directors,

DOUGLAS A. BATT

Executive Vice President, General Counsel and

Secretary

Marlboro, Massachusetts

April 25, 2005